UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 28, 2023

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Oragenics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Odyssey Health, Inc., f/k/a Odyssey Group International, Inc., a Nevada corporation (“Odyssey”).

On December 28, 2023, the Company successfully closed the Odyssey Purchase Agreement. At such time, the Company purchased and assumed, and Odyssey sold and assigned, all assets (and assumed certain liabilities) related to the segment of Odyssey’s business focused on developing medical products that treat brain related illnesses and diseases (the “Purchased Assets”). The Purchased Assets include drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as Odyssey’s proprietary powder formulation and its nasal delivery device.

In consideration for the Purchased Assets, the Company paid Odyssey $1,000,000 in cash and issued 8,000,000 shares of convertible Series F Preferred Stock to Odyssey. The Series F Preferred Stock is convertible into shares of the Company’s common stock, as further described in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2023.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Closing of the Odyssey Purchase Agreement and as contemplated by the Purchase Agreement, effective as of the Closing, the Company entered into an Executive Employment Agreement with Joseph Michael Redmond, pursuant to which he will serve as the President of the Company (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. Redmond’s employment with the Company became effective December 28, 2023 (the “Effective Date”) and will continue through the first anniversary of the Effective Date and shall automatically be extended for an additional twelve (12) month term. The Employment Agreement provides that he will receive an annual base salary of $396,000 and will be eligible for a Performance Bonus with a target of 50% of his annual salary based on appropriate Company based and individual based targets in the discretion of the Compensation Committee as approved by the full Board of Directors. Mr. Redmond also will be eligible to participate in the medical insurance and other benefits available to all employees except his annual vacation will be set at four (4) weeks.

In connection with Mr. Redmond’s employment, he also was awarded stock options to acquire 75,000 shares of common stock under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), at an exercise price of $5.40, which was the Company’s closing price on the Effective Date. 37,500 of the options shall vest on the Effective Date, 18,750 options shall vest on June 24, 2024, and 18,750 options shall vest on the first anniversary of the Effective Date, in each case provided Mr. Redmond has remained in continuous employment with the Company through such dates.

The Executive Employment Agreement is terminable at any time by the Company and upon 30 days’ notice by Mr. Redmond. Upon separation for any reason Mr. Redmond shall receive his base salary accrued through the date of termination, and any vested rights and benefits provided under employee benefit plans and programs of the Company. In addition, if Mr. Redmond’s separation from employment is terminated by the Company without Cause, for Good Reason by Mr. Redmond or for non-renewal by the Company after the end of the Initial Term and Mr. Redmond signs a full general release, then the Company would be obligated to pay Mr. Redmond six months of his annual base salary as severance plus any earned but unpaid Performance Bonus.

If Mr. Redmond’s employment is terminated by the Company without Cause or by Mr. Redmond for Good Reason during the period of 90 days either prior to or following a Change in Control and Mr. Redmond signs a full general release then the Company would be obligated to pay Mr. Redmond twelve months of his annual base salary as severance, any earned, accrued but unpaid bonus Performance Bonus and Mr. Redmond’s Performance Bonus for the year of the Change in Control at target level of performance. Additionally, with any such termination Mr. Redmond’s stock options or other stock awards under the Company’s 2021 Equity Incentive Plan which are not vested shall vest as of his termination date. Under the Executive Employment Agreement, “Change in Control” is defined as a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section 1.409A-3(i)(5).

In the Executive Employment Agreement Mr. Redmond has agreed to duties of non-disclosure of Confidential Information, non-competition and non-solicitation and Company ownership of development provisions.

Ms. Kimberly Murphy, who had served as the President and Chief Executive Officer of the Company prior to the closing of the Odyssey Purchase Agreement, shall continue to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors.

The foregoing summary is qualified in its entirety by the specific terms of the Executive Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement for Mr. Redmond dated December 28, 2023.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 29th day of December, 2023.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman
Chief Financial Officer